                                    EXHIBIT 1
                     FORM OF INVESTMENT MANAGEMENT AGREEMENT





                                                              January __, 1998

Alpine Management & Research, LLC
2500 Westchester Avenue
Purchase, New York  10577

Dear Sirs:

                  The undersigned, Alpine Equity Trust (the "Trust") is an investment company organized as a series company, which means that it may offer separate classes (or series) of shares comprising different investment portfolios. Presently, the Trust offers two investment funds: Alpine U.S. Real Estate Equity Fund and Alpine International Real Estate Equity Fund (the "Funds"). The Trust desires to employ its capital by investing and reinvesting the same in securities in accordance with the limitations specified in its Declaration of Trust and in the Prospectus for each Fund as from time to time in effect, copies of which have been, or will be, submitted to you, and in such manner and to such extent as may from time to time be approved by the Trustees of the Trust. Subject to the terms and conditions of this Agreement, the Trust desires to employ your company (the "Adviser") and the Adviser desires to be so employed, to supervise and assist in the management of the business of each Fund. Accordingly, this will confirm our agreement as follows:

                  1. The Adviser shall, on a continuous basis, furnish reports, statistical and research services, and make investment decisions with respect to the investments of each Fund. The Adviser shall use its best judgment in rendering these services to the Trust, and the Trust agrees as an inducement to the Adviser undertaking such services that the Adviser shall not be liable for any mistake of judgment or in any other event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect the Adviser against any liability to the Trust or to the shareholders of the Trust (or any Fund) to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

                  2. The Adviser agrees that it will not make short sales of the Trust's shares of beneficial interest.

                  3. The Adviser agrees that in any case where an officer or director of the Adviser is also an officer or director of another corporation, and the purchase or sale of securities issued by such other corporation is under consideration, such officer or director shall abstain from participation in any decision made on behalf of the Trust (or any Fund) to purchase or sell any securities issued by such other corporation.

                  4. The Adviser will provide office facilities to the Trust. Each Fund will pay the cost of all of its expenses and liabilities, including expenses and liabilities incurred in connection with maintaining its registration under the Investment Company Act of 1940, as amended (the "Act"), and the Securities Act of 1933, as amended, and maintaining any registrations or qualifications under the securities laws of the states in which the Trust's shares are registered or qualified for sale, subsequent registrations and qualifications, costs and expenses of engraving and printing share certificates, the costs and expenses of preparing, printing, including typesetting, and distributing prospectuses and statements of additional information of the Trust and the Funds and supplements thereto to the Trust's shareholders, mailing, brokerage, issue and transfer taxes on sales of Fund securities, custodian and stock transfer charges, printing, legal and auditing expenses, expenses of shareholders' meetings, and reports to shareholders; provided, however, that the Adviser's fee will be reduced by, or the Adviser will reimburse the Fund for, any amount necessary to prevent such expenses and liabilities (exclusive of taxes, interest, brokerage commissions and extraordinary expenses, which extraordinary expenses are determined by the Trust and the Adviser, but inclusive of the Adviser's fee) from exceeding the most restrictive of the expense limitations imposed by state securities commissions of the states in which the Trust's shares are then registered or qualified for sale.

                  5. In consideration of the Adviser performing its obligations hereunder, the Trust will pay to the Adviser: (a) a monthly fee computed at the annual rates of 1% of the average daily net assets of Alpine U.S. Real Estate Equity Fund on the first $750 million of assets, 0.9% of the average daily net assets of Alpine U.S. Real Estate Equity Fund on the next $250 million in assets, and 0.8% of the average daily net assets of Alpine U.S. Real Estate Equity Fund in excess of $1 billion; and (b) a monthly advisory fee computed at the annual rate of 1% of the average daily net assets of Alpine International Real Estate Equity Fund.

                  6. The Trust understands that the Adviser acts as investment adviser to other investment companies, and that the Adviser and its affiliates may act as investment advisers to individuals, partnerships, corporations, pension funds and other entities, and the Trust confirms that it has no objection to the Adviser or its affiliates so acting.

                  7. This Agreement shall be in effect until January ___, 2000. This Agreement shall continue in effect from year to year thereafter with respect to each Fund, provided it is approved, at least annually, in the manner required by the Act. The Act requires that, with respect to each Fund, this Agreement and any renewal thereof be approved by a vote of a majority of Trustees of the Trust who are not parties thereto or interested persons (as defined in the Act) of any such party, cast in person at a meeting duly called for the purpose of voting on such approval, and by a vote of the Trustees of the Trust or a majority of the outstanding voting securities of the Fund. A vote of a majority of the outstanding voting securities of a Fund is defined in the Act to mean a vote of the lesser of (i) more than 50% of the outstanding voting securities of the Fund or (ii) 67% or more of the voting securities present at the meeting if more than 50% of the outstanding voting securities are present or represented by proxy.

                  This Agreement may be terminated at any time with respect to a Fund, without payment of any penalty, on sixty (60) days' prior written notice by a vote of a majority of the Funds' outstanding voting securities, by a vote of a majority of the Trustees of the Trust, or by the Adviser. This Agreement shall be automatically terminated in the event of its assignment (as such term is defined in the Act).

                  8. This Agreement is made by the Trust pursuant to authority granted by the Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Trust individually, but bind only the property of the Trust.

                   If the foregoing is in accordance with your understanding, please so indicate by signing and returning to the undersigned the enclosed copy hereof.

                                                Very truly yours,

                                                ALPINE EQUITY TRUST


                                                By:
                                                   --------------------------
                                                     Name:
                                                     Title:

ACCEPTED:

ALPINE MANAGEMENT & RESEARCH, LLC


By:
   --------------------------
      Name:
      Title:

********************************************************************************

                                   PROXY CARD
                     EVERGREEN U.S. REAL ESTATE EQUITY FUND
                      (A SERIES OF EVERGREEN EQUITY TRUST)


         The undersigned hereby appoints Dorothy E. Bourassa, Terrence J. Cullen and Martin J. Wolin, and each of them, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Evergreen U.S. Real Estate Equity Fund (the "Fund"), which the undersigned is entitled to vote at a Special Meeting of Shareholders of the Fund to be held at 2500 Westchester Avenue, Purchase, New York 10577 on February 17, 1998, at 10:00 a.m. and any adjournments thereof (the "Meeting"). The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the powers and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND WILL BE VOTED TO ELECT EACH OF THE PERSONS NOMINATED AS TRUSTEES AND "FOR" THE PROPOSAL SET FORTH BELOW UNLESS OTHERWISE INDICATED.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL.

TO VOTE, MARK THE APPROPRIATE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS /X/

KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY


                     EVERGREEN U.S. REAL ESTATE EQUITY FUND

                                                    FOR      AGAINST    ABSTAIN

1.   To approve a new investment advisory           [ ]        [ ]        [ ]
     agreement between the Evergreen Equity Trust, on behalf of the Evergreen U.S. Real Estate
     Equity Fund, and Alpine Management &
     Research, LLC.

                                                        FOR
                                                   ALL NOMINEES    WITHHOLD
                                                   LISTED BELOW    AUTHORITY

2.   To elect members of the Board of Trustees of       [ ]           [ ]
     Evergreen Equity Trust to hold office until their successors are duly elected and qualified.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominees name in the list below)

     Laurence B. Ashkin     Foster Bam      H. Guy Leibler     Samuel A. Lieber


                                                   FOR      AGAINST    ABSTAIN

3.   To approve the proposed changes in investment  [ ]        [ ]        [ ]
     policies and restrictions of Evergreen U.S.
     Real Estate Equity Fund.

[ ] To vote against the proposed changes to one or more of the Fund's investment policies and restrictions, but to approve the others, place an "X" in the box at the left AND indicate the number(s) (as set forth in the Proxy Statement) of the investment policies and restrictions you do not want to change on this line:

     ----------------------------------------------


PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

--------------------------------------   ---------------------------------------         -----------------
SIGNATURE                                SIGNATURE (JOINT OWNERS)                        DATE
--------------------------------------   ---------------------------------------
TITLE                                    TITLE

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                   PROXY CARD
                    EVERGREEN GLOBAL REAL ESTATE EQUITY FUND
                      (A SERIES OF EVERGREEN EQUITY TRUST)


         The undersigned hereby appoints Dorothy E. Bourassa, Terrence J. Cullen and Martin J. Wolin, and each of them, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Evergreen Global Real Estate Equity Fund (the "Fund"), which the undersigned is entitled to vote at a Special Meeting of Shareholders of the Fund to be held at 2500 Westchester Avenue, Purchase, New York 10577 on February 17, 1998, at 10:00 a.m. and any adjournments thereof (the "Meeting"). The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the powers and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND WILL BE VOTED TO ELECT EACH OF THE PERSONS NOMINATED AS TRUSTEES AND "FOR" THE PROPOSAL SET FORTH BELOW UNLESS OTHERWISE INDICATED.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL.

TO VOTE, MARK THE APPROPRIATE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS /X/

KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY


                    EVERGREEN GLOBAL REAL ESTATE EQUITY FUND

                                                    FOR      AGAINST   ABSTAIN

1.   To approve a new investment advisory           [ ]        [ ]        [ ]
     agreement between the Evergreen Equity Trust, on behalf of the Evergreen Global Real Estate
     Equity Fund, and Alpine Management &
     Research, LLC.

                                                            FOR
                                                       ALL NOMINEES    WITHHOLD
                                                       LISTED BELOW    AUTHORITY

2.   To elect members of the Board of Trustees of            [ ]          [ ]
     Evergreen Equity Trust to hold office until their successors are duly elected and qualified.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominees name in the list below)

     Laurence B. Ashkin     Foster Bam        H. Guy Leibler    Samuel A. Lieber


                                                     FOR     AGAINST    ABSTAIN

3.   To approve the proposed changes in investment   [ ]       [ ]        [ ]
     policies and restrictions of Evergreen Global
     Real Estate Equity Fund.

[ ] To vote against the proposed changes to one or more of the Fund's investment policies and restrictions, but to approve the others, place an "X" in the box at the left AND indicate the number(s) (as set forth in the Proxy Statement) of the investment policies and restrictions you do not want to change on this line:




PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

-------------------------------------   ----------------------------------------          -------------
SIGNATURE                               SIGNATURE (JOINT OWNERS)                          DATE
-------------------------------------   ----------------------------------------
TITLE                                   TITLE

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.